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                                                       EXHIBIT 23.5

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of Fleetwood Enterprises, Inc., to be filed on or about April 9, 1998, of our report dated October 24, 1997, on our audits of the financial statements of McDonald Mobile Homes, Inc.

                                           COOPERS & LYBRAND L.L.P.



Tulsa, Oklahoma
April 8, 1998